Exhibit 32.1

Certification of Principal Executive, Financial
and Accounting Officer Pursuant to Section
906 of the Sarbanes-Oxley Act of 2002

I, Anthony Hayes, Director, Chief Executive Officer, Principal Financial and Accounting Officer of Dominari Holdings Inc. (the “Company”), in compliance with Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 (the “Report”) filed with the Securities and Exchange Commission:

●	Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

●	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Anthony Hayes
Anthony Hayes
Chief Executive Officer
(Principal Executive Officer,
Principal Financial Officer and Principal Accounting Officer)
May 10, 2023

A signed copy of this written statement required by Section 906 has been provided to Dominari Holdings Inc. and will be retained by Dominari Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.